Exhibit 21.1
BUCKEYE PARTNERS, L.P.
SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Jurisdiction of Organization
Buckeye GP Holdings L.P.	Delaware
Buckeye GP LLC	Delaware
MainLine GP LLC	Delaware
MainLine L.P.	Delaware
Buckeye Pipe Line Company, L.P.	Delaware
Buckeye Pipe Line Holdings, L.P.	Delaware
Everglades Pipe Line Company, L.P.	Delaware
Laurel Pipe Line Company, L.P.	Delaware
Wood River Pipe Lines LLC	Delaware
Buckeye Pipe Line Transportation LLC	Delaware
Buckeye Caribbean Holdings Limited	Cayman Islands
Buckeye Caribbean Terminals LLC	Puerto Rico
Buckeye Atlantic Holdings LLC	Delaware
Buckeye Atlantic Holdings GP LLC	Delaware
FR Borco Topco L.P.	Cayman Islands
FR Borco Coop Holdings GP Limited	Cayman Islands
FR Borco Coop Holdings, L.P.	Cayman Islands
Baproven Limited	Bahamas
Bahamas Oil Refining Company International Limited	Bahamas
Borco Towing Company Limited	Bahamas
FR Borco Coop Holdings Limited	Cayman Islands
Cöoperatieve FR Borco U.A.	Netherlands
FR Borco Acquisition Holdings B.V.	Netherlands
FR Borco Acquisition B.V.	Netherlands
FR Borco Holdings Limited	Cayman Islands
FR Borco Management Services LLC	Delaware
FR Borco Holdings L.P.	Cayman Islands
Propernija N.V.	Netherlands Antilles
Buckeye Energy Holdings LLC	Delaware
Buckeye Energy Services LLC	Delaware
Buckeye Gas Storage LLC	Delaware
Lodi Gas Storage, L.L.C.	Delaware
Buckeye Terminals, LLC	Delaware
NORCO Pipe Line Company, LLC	Delaware
Buckeye Development & Logistics I LLC	Delaware
Buckeye Development & Logistics II LLC	Delaware
Buckeye Products Pipe Line, L.P.	Delaware
Gulf Coast Pipe Line, L.P.	Delaware
Gulf Coast/Products GP Holding LLC	Delaware
Gulf Coast/Products Holding L.P.	Delaware
Buckeye Albany Terminal LLC	Delaware
Ferrysburg Terminal LLC	Delaware
WesPac Pipelines—San Diego LLC	Delaware
WesPac Pipelines—Reno LLC	Delaware
WesPac Pipelines—Memphis LLC	Nevada